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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Danvers Bankcorp. Inc.'s registration statement No. 333-148592 on Form S-8 of our report dated March 12, 2008 with respect to our audit of the consolidated financial statements of Danvers Bancorp, Inc. and subsidiary as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 appearing in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 28, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM